EXHIBIT 99.1

Laurence Sookochoff, P. Eng

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated January 31/2008, titled "Geological Evaluation Report on the Silver Gem Lode Mining Claim, in an Amendment to the Registration Statement on Form S-1 to be filed by Tycore Ventures Inc  with the United States Securities and Exchange Commission.

/s/ Laurence Sookochoff

___________________
Laurence Sookochoff

Dated the 8th day of December, 2009